EXHIBIT 23.3

Consent of the Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2018 (February 26, 2019 as to Note 23 to the 2018 financial statements (not presented therein)), relating to the 2017 consolidated financial statements of SunOpta Inc. and subsidiaries (the "Company"), appearing in the Annual Report on Form 10-K of the Company for the year ended December 28, 2019.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

August 7, 2020